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Exhibit 5.1

August 13, 2012
Drew Industries Incorporated
200 Mamaroneck Avenue
White Plains, New York 10601

Re:         Drew Industries Incorporated
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Drew Industries Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended, covering the offering for resale of up to 900,000 shares of the Company’s common stock (the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus included therein, the Company’s Restated Certificate of Incorporation, as amended, and amended Bylaws, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents, where authorization, execution and delivery are prerequisites to the effectiveness of such documents. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement.

Very truly yours,

/s/

Phillips Nizer LLP